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                                                                    EXHIBIT 99.1




                               FORM OF PROXY CARD
                               APCO ARGENTINA INC.
                               ONE WILLIAMS CENTER
                                 TULSA, OKLAHOMA
       EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON __________ , 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF APCO ARGENTINA INC.

         The undersigned hereby appoints Thomas Bueno and Suzanne Costin as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all ordinary shares the undersigned is entitled to vote at the extraordinary general meeting of shareholders of Apco Argentina Inc. to be held on [ ], 2001, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the extraordinary general meeting and any and all adjournments thereof.

                                   ----------

         Your vote for approval of the issuance of ordinary shares in the merger, the amendments to Apco's memorandum of association and articles of association and the transfer of Apco's assets to two wholly owned subsidiaries of Apco, as described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side. 3,994,890 Apco ordinary shares, representing approximately 54% of the current outstanding ordinary shares of Apco, will be issuable upon consummation of the merger on the basis of the exchange ratios of
1.896 Apco ordinary shares per share of Globex common stock and 3,846.154 Apco ordinary shares per share of Globex preferred stock.


         IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE ISSUANCE OF ORDINARY SHARES IN THE MERGER, THE AMENDMENTS TO APCO'S MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION AND THE TRANSFER OF APCO'S ASSETS TO TWO WHOLLY OWNED SUBSIDIARIES OF APCO IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF APCO ARGENTINA INC.


                   (SPECIFY CHOICES AND SIGN ON REVERSE SIDE)

                            [REVERSE SIDE OF PROXY]



                            *YOUR VOTE IS IMPORTANT*




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Please complete (X) in blue or black ink.

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve and adopt the issuance of Apco ordinary shares to be issued under an Agreement and Plan of Merger, dated April 5, 2001, by and among Apco, Globex Energy, Inc., and Apco Delaware, Inc., pursuant to which holders of Globex common stock and preferred stock will become holders of Apco ordinary shares in a stock for stock merger.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To approve and adopt an amendment to Apco's memorandum of association to change its name from Apco Argentina Inc. to Globex Energy, Inc. following the merger.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 3.

3. To approve and adopt an amendment to Apco's articles of association establishing a revised structure of Apco's Board of Directors following the merger.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 4.

4. To approve and adopt an amendment to Apco's articles of association allowing Apco to sell, lease or exchange all or substantially all of its property and assets in any single transaction or group of related transactions to one or more of its wholly owned subsidiaries without shareholder approval.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 5.

5. To approve and adopt a transfer of Apco's 23% direct interest in the Entre Lomas joint venture, 1.5% interest in the Acambuco joint venture, 45% direct interest in the Canadon Ramirez joint venture, and all other assets, interests and liabilities of Apco Argentina Inc., Sucursal Argentina, Apco's Argentine branch, to Apco Argentina S.A., a newly formed, wholly owned Argentine subsidiary of Apco.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 6.

6. To approve and adopt a transfer of all of Apco's shares of Petrolera Perez Companc S.A. to Apco Properties Ltd. (Cayman), a wholly owned subsidiary of Apco.

FOR  [ ]   AGAINST       [ ]    ABSTAIN         [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 7.

7. To elect John H. Williams and Steven J. Malcolm to Apco's board of directors.

FOR the                            WITHHOLD authority to vote
nominees listed below [ ]          for all nominees listed below [ ]

Withhold for the following only: (Write the name of the nominee(s) in the space below.)


--------------------------

Nominees:
John H. Williams
Steven J. Malcolm

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 8.

8. To approve Arthur Andersen LLP as Apco's independent auditors for the 2001 fiscal year.

FOR [ ]        AGAINST [ ]      ABSTAIN [ ]

THE BOARD OF DIRECTORS OF APCO ARGENTINA INC. RECOMMENDS A VOTE FOR PROPOSAL 9.

9. To act upon the postponement or adjournment of the annual general meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual general meeting to approve the proposals in items (1)-(8).


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10. In their discretion, the proxies are authorized to vote on any other business that may properly come before the extraordinary general meeting or any adjournments or postponements thereof.





                                            Please sign exactly as name appears
                                            on this proxy. Joint owners should
                                            all sign. Executors, administrators,
                                            trustees and others acting in a
                                            representative capacity should
                                            indicate title when signing.

                                            Dated                       , 2001
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                                            Signed
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                             Please sign, date and return this Proxy promptly in
                             the enclosed envelope.




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